EXHIBIT 23.2
PENNROCK FINANCIAL SERVICES CORP.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of PennRock Financial Services Corp. on Form S-3 (No. 33-10568) and Form S-8 (No. 333-99797) of our report dated January 30, 2004 on the consolidated financial statements of PennRock Financial Services Corp. and subsidiaries appearing in and incorporated by reference in this Annual Report on Form 10-K.

/s/ SIMON LEVER LLP

Lancaster, Pennsylvania
March 14, 2005